UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 9, 2022

Amerant Bancorp Inc.

(Exact name of Registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

220 Alhambra Circle, Coral Gables, Florida 33134

(Address of principle executive offices)

Registrant’s telephone number, including area code: (305) 460-4038

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	AMTB	NASDAQ

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 9, 2022, Amerant Bancorp Inc. (the “Company”) entered into a Subordinated Note Purchase Agreement (the “Purchase Agreement”) with the Company’s wholly-owned subsidiary, Amerant Florida Bancorp Inc. (the “Guarantor”), and qualified institutional buyers (the “Purchasers”), pursuant to which the Company sold and issued $30 million aggregate principal amount of its 4.25% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Notes”). The Notes have a stated maturity of March 15, 2032 and were sold and issued by the Company to the Purchasers at a price equal to 100% of their face amount. The Purchase Agreement contains certain customary representations, warranties, covenants and agreements of the Company and of the Purchasers (severally but not jointly).

The Notes will initially bear interest at a fixed rate of 4.25% per annum, from and including March 9, 2022, to but excluding March 15, 2027, with interest payable semi-annually in arrears. From and including March 15, 2027, to but excluding the stated maturity date or early redemption date, the interest rate will reset quarterly to an annual floating rate equal to the then-current benchmark rate, which will initially be the three-month Secured Overnight Financing Rate (SOFR) plus 251 basis points, with interest during such period payable quarterly in arrears. If three-month SOFR cannot be determined during the applicable floating rate period, a different index will be determined and used in accordance with the terms of the Notes.

The Notes were issued under an Indenture, dated March 9, 2022 (the “Indenture”), by and between the Company, the Guarantor and UMB Bank, National Association, as trustee (the “Trustee”). The Notes are not subject to any sinking fund and are not convertible into or exchangeable (except pursuant to the Exchange Offer described below) for any other securities or assets of the Company or any of its subsidiaries. The Notes are not subject to redemption at the option of the holders thereof. Prior to March 15, 2027, the Company may redeem the Notes, in whole but not in part, only under certain limited circumstances as set forth in the Indenture. On or after March 15, 2027, the Company may, at its option, redeem the Notes, in whole or in part, on any interest payment date, subject to the receipt of any required regulatory approvals. In the case of Notes represented by a global note, any partial redemptions will be processed through the Depository Trust Issuer Corporation, in accordance with its rules and procedures, as a Pro Rata Pass-Through Distribution of Principal. Any redemption by the Company would be at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption.

The principal and interest on the Notes are subject to acceleration only in limited circumstances in the case of certain bankruptcy and insolvency-related events with respect to the Company. The Notes are unsecured, subordinated obligations of the Company and rank junior in right of payment to all of the Company’s current and future senior indebtedness. The Notes are fully and unconditionally guaranteed by the Guarantor (the “Guarantee”). The Notes have been structured to qualify as Tier 2 capital of the Company for regulatory capital purposes.

The Company intends to use the net proceeds of this offering for general corporate purposes, which may include working capital, providing capital to support the organic growth of the Company’s main subsidiary, Amerant Bank, N.A., funding the opportunistic acquisition of similar or complementary financial service organizations and repaying outstanding indebtedness.

The Notes were offered and sold by the Company in a private placement offering transaction in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D under the Securities Act. In connection with the sale and issuance of the Notes, the Company entered into a registration rights agreement, pursuant to which the Company has agreed to take certain actions to provide for the exchange of the Notes for subordinated notes that are registered under the Securities Act and will have substantially the same terms.

The foregoing summaries of the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Notes and the Guarantee

do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the forms thereof, which are filed as Exhibits 10.1, 10.2, 4.1, 4.2, and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures set forth under Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On March 9, 2022, the Company announced the closing of the offering described in Item 1.01 above. A copy of the press release announcing the close of the offering described in Item 1.01 above is filed herewith as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture

4.2	Forms of 4.25% Fixed-to-Floating Rate Subordinated Notes due 2032 (included as Exhibit A-1 and Exhibit A-2 to the Indenture filed as Exhibit 4.1 hereto)

4.3	Form of Guarantee (included in Exhibit 4.1 hereto)

10.1	Form of Subordinated Note Purchase Agreement

10.2	Form of Registration Rights Agreement

99.1	Press Release, dated March 9, 2022

104	Cover Page Interactive File-the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 9, 2022	Amerant Bancorp Inc.

/s/ Julio V. Pena
	By:	Name: Title:	Julio V. Pena Senior Vice President, Securities Counsel and Assistant Corporate Secretary